UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 30, 2008

CYBERMESH INTERNATIONAL CORP. (Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52207
(Commission File Number)

98-0512139
(IRS Employer Identification No.)

200 – 245 East Liberty Street, Reno, Nevada 89501
(Address of principal executive offices and Zip Code)

604.893.8778
Registrant's telephone number, including area code

Nil

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As used in this current report, the terms “we”, “us” and “our” refer to Cybermesh International Corp.

On May 30, 2008, we entered into an amending agreement to the asset purchase agreement with Cyber Mesh Systems Inc., a private British Columbia corporation (“Priveco”), David Holmes and Marc Santos. The amending agreement extends the closing date for the asset purchase agreement dated February 28, 2008 to June 6, 2008. A copy of the amending agreement is attached hereto as Exhibit 10.1. Except as amended by the amending agreement, the asset purchase agreement remains unamended and in full force and effect.

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The asset purchase agreement dated February 28, 2008, contemplated that we would purchase all the assets of Cyber Mesh Systems Inc. Consideration for the purchase of the assets is the forgiving of a loan from our company to Cyber Mesh in the amount of $100,000. In addition to the forgiving of the loan, we agreed to issue 8,500,000 shares of our company to Cyber Mesh. (Please refer to our Form 8-K filed on March 5, 2008). We also agreed to enter into two management agreements with the principals of Priveco and to issue them an aggregate of 14,000,000 shares of our common stock.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

10.1	Amending Agreement to the Asset Purchase Agreement dated May 30, 2008 by and between our company, Cyber Mesh Systems Inc., David Holmes and Marc Santos.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMOKERS LOZENGE INC. /s/ Dudley Delapenha Dudley Delapenha President and CEO May 30, 2008

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